Anna Brunelle
[***]
September 16, 2020
Re:    Amendment of Offer Letter
Dear Anna,
As you know, you entered into an offer letter agreement with Ouster, Inc. (the “Company”) dated as of August 26, 2020 (the “Offer Letter”). The purpose of this letter (the “Letter Amendment”) is to amend the Offer Letter to modify your Merit Bonus Program and revise the definition of Good Reason.
Accordingly, upon the execution of this Letter Amendment by you and the Company, the Offer Letter will be amended as follows:
1.The “Merit Bonus Program” section of the Offer Letter is hereby deleted in its entirety and replaced with the following: “Merit Bonus Program. In addition to the above compensation, you will also be eligible to earn a merit bonus of $150,000.00, in the event that, on or before June 31, 2021, the Company closes either: (a) an equity financing, or series of equity financings, that results in gross proceeds to the Company of not less than $50,000,000.00; or (b) a Change of Control (as defined in the Plan) (the “Initial Merit Bonus”). For the avoidance of doubt, you will only be entitled to earn the Initial Merit Bonus once. Starting on January 1, 2021, you will also be eligible to receive annual merit bonuses targeted to 31.25% of your current annual base salary (each an “Annual Merit Bonus” and collectively with the Initial Merit Bonus, “Merit Bonuses”). Annual Merit Bonuses are awarded based on the quality of your performance in the previous calendar year, in accordance with performance criteria approved by the Company’s Board of Directors and are subject to adjustment by the Company’s Board of Directors. The Company will use reasonable efforts to pay any Merit Bonuses earned by you within thirty (30) days following the date on which the Merit Bonus is earned, but in no event will any Merit Bonus earned by you be paid later than March 15 of the calendar year following the year in which the Merit Bonus is earned.”
2.The definition of “Good Reason” included in the Offer Letter is hereby amended as follows:
i.In romanette (ii) “(including the person or persons to whom you report)” is deleted in its entirety and replaced with “(including reporting to any Company official other than the Chief Executive Officer)”; and
ii.In clause (c), “(60)” will be deleted in its entirety and replaced with “(30)”.
As of the date of the last signature below, the terms and conditions set forth in this Letter Amendment shall be deemed a part of, and to have amended, the Offer Letter for all purposes. This Letter Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties. In the event of a conflict or
Page 1 of #NUM_PAGES#
|US-DOCS\137075626.1||

inconsistency between the terms and conditions set forth in this Letter Amendment and those set forth in the Offer Letter, the terms and conditions of this Letter Amendment shall control. Except as amended and supplemented hereby, all of the terms and conditions of the Offer Letter shall remain and continue in full force and effect and apply hereto. The parties acknowledge that this Letter Amendment and all the terms and conditions contained herein have been fully reviewed and negotiated by the parties. Having acknowledged the foregoing, the parties agree that any principle of construction or rule of law that provides that, in the event of any inconsistency or ambiguity, an agreement shall be construed against the drafter of the agreement shall have no application to the terms and conditions of this Letter Amendment. This Letter Amendment, when read in conjunction with the Offer Letter (including, without limitation, all exhibits, attachments, and schedules thereto) constitutes the entire agreement between the parties with respect to the subject matter of this Letter Amendment and pursuant to the terms of this Letter Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Letter Amendment.
[Signature Page to Follow]
Page 2 of #NUM_PAGES#
|US-DOCS\137075626.1||

IN WITNESS WHEREOF, this Letter Amendment is agreed to and accepted as of the date of the last signature below:

Ouster, Inc.

Signature: /s/ Angus Pacala
Name: Angus Pacala
Title: CEO

Anna Brunelle

Signature: /s/ Anna Brunelle
Name: Anna Brunelle
Page 3 of #NUM_PAGES#
|US-DOCS\137075626.1||